EXHIBIT 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Pine Tree Acquisition Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-1, including any amendments thereto, and in Amendment No. 1 to Form 10 pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, of our report dated December 16, 2025, relating to the consolidated balance sheets of Pine Tree Acquisition Corp. as of December 31, 2024 and June 30, 2025, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from May 31, 2024 through December 31, 2024 and for the six-month period ended June 30, 2025.

We also consent to the reference to our firm under the caption “Experts” and to the inclusion of our review report on the unaudited interim financial statements for the three- and nine-month periods ended September 30, 2025.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

December 17, 2025